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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement that is made a part of Amendment No. 2 to the Registration Statement (Form S-4 Registration No. 33-47381) and related Prospectus of First Midwest Bancorp, Inc. for the registration of 9,719,657 shares of its common stock and to the incorporation by reference therein of our report dated January 20, 1998, with respect to the consolidated financial statements of First Midwest Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                       /s/ ERNST & YOUNG LLP




Chicago, Illinois

April 27, 1998